Exhibit 23.3

Date: March 8, 2024

TOYO Co., Ltd

Tennoz First Tower F5, 2-2-4

Higashi-shinagawa, Shinagawa-ku

Tokyo, Japan 140-0002

+81 3-6433-2789

Re: TOYO Co., Ltd

Ladies and Gentlemen,

We understand that TOYO Co., Ltd (the “Company”) plans to file a registration statement on Form F-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed business combination (the “Proposed Transactions”) with Blue World Acquisition Corporation, a Cayman Islands exempted company (“BWAQ”) pursuant to the Agreement and Plan of Merger dated August 10, 2023 (as the same may be amended, restated or supplemented, the “Business Combination Agreement”) by and among the Company, BWAQ, Vietnam Sunergy Cell Company Limited, a Vietnamese company (“TOYO Solar”) and other parties thereto.

We hereby consent to the references to our name and the inclusion of information, data and statements from our research reports, user and advertiser market surveys and their respective amendments thereto (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our research reports, user and advertiser market surveys and their respective amendments thereto, in the Registration Statement and any amendments thereto, in any written correspondence with the SEC, in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F or Form 6-K or other SEC filings (collectively, the “SEC Filings”), on the websites of the Company and its subsidiaries and affiliates, in institutional and retail road shows and other activities in connection with the Proposed Transactions, and in other publicity materials in connection with the Proposed Transactions.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

Yours faithfully

For and on behalf of

China Insights Industry Consultancy Limited

/s/ Lisa Feng
Name:	Lisa Feng
Title:	Partner